SECURITIES AND EXCHANGE COMMISSION
            WASHINGTON, D.C.  20549


                   FORM 8-K



                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE
        SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event
           reported): July 24, 2000



               Gottschalks Inc.
________________________________________________________________________
 (Exact Name of Registrant as Specified in its Charter)



Delaware                            1-09100               77-0159791
--------------------------------------------------------------------------
(State or Other Jurisdiction  (Commission File Number)      (IRS
   of Incorporation)                                    Identification No.)



7 River Park Place East, Fresno, California     93720
__________________________________________________________________________
 (Address of Principal Executive Offices)      (Zip Code)



Registrant's telephone number including area code: (559) 434-4800


      Not Applicable
__________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)



Item 2.   Acquisition or Disposition of Assets

Pursuant to an asset purchase agreement  dated
as of April 24, 2000, as amended as of May 16, 2000, on
July 24, 2000 Gottschalks Inc. ("Gottschalks")
acquired  the leasehold interests and  certain
store  fixtures and equipment in 37 department
stores  from  bankrupt Lamont's Apparel,  Inc.
("Lamonts"),  for  a cash purchase  price  of
approximately  $20.1  million.  The   purchase
price  was  determined  through  arms'  length
negotiations between Gottschalks and Lamonts.
Gottschalks  financed the acquisition  with  a
new   $10.0  million  term  loan  from  Heller
Financial Leasing, Inc. and borrowings under its pre-existing revolving credit facility with Congress Financial Corporation (Western).

Concurrent   with   the   closing    of    the
transaction,   Gottschalks   agreed   to   the
termination   of  one  of  the  newly-acquired
department store leases in exchange  for  $2.5
million in cash. Subsequent to the closing, Gottchalks sold another one of the newly-acquired department store leases and related fixtures and equipment for $20,000 in cash, and agreed to the termination of another one of the newly-acquired department store leases for no cash consideration.

Lamonts liquidated its merchandise inventories
and closed its stores at various dates through
July  2,  2000.  Gottschalks plans to  convert
the  stores to the Gottschalks banner, and re-
open  them in stages beginning in late August,
with all stores open by mid-September. In  the
meantime, Gottschalks is acquiring merchandise
inventory  for  the new locations,  completing
certain  tenant  improvements, purchasing  new
fixtures,  modifying  the  store  layouts   to
conform to the Gottschalks model, hiring and training store associates, installing point-of-sale computer equipment, advertising the grand opening of the new stores and soliciting new customers.

Prior to the acquisition, Gottschalks operated
forty-two   department  stores  and   nineteen
specialty     apparel    stores     throughout
California,  and  in  Washington,  Oregon  and
Nevada.  The acquisition of the 34 new stores,
which  are located in five Western states  (19
in Washington, seven in Alaska, five in Idaho, two in Oregon and one in Utah), significantly expands Gottschalks presence in the Pacific
Northwest.



Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits

          (a)  Financial Statements of Business Acquired;

               The Company is presently evaluating whether such financial information will be required. In the event such information is required, it will be filed by amendment not later than 60 days after the date which this current Report on Form 8-K is required to be filed.

          (b)  Pro Forma Financial Information:   See (a) above.

          (c)  Exhibits:

               2.1  Asset  Purchase  Agreement
                    dated as April 24, 2000 by
                    and   between  Gottschalks
                    Inc. and Lamonts Apparel,
                    Inc. *

               2.2  Amendment No. 1  to  Asset
                    Purchase  Agreement  dated
                    as  of May 16, 2000 by and
                    between  Gottschalks  Inc.
                    and Lamonts Apparel, Inc.





*    Filed with the Company's Annual Report on
     Form 10-K dated January 29, 2000
     (File No. 1-09100).






     Pursuant to the requirements of the
Securities Exchange Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         Gottschalks Inc.
                           (Registrant)


     August 7, 2000             /s/ James R. Famalette
                                    President and Chief Executive Officer